Exhibit 3.3
AMENDED AND RESTATED BYLAWS
OF
GLOBALSECURE HOLDINGS LTD.
ARTICLE I
OFFICES
     Section 1. The registered office shall be established and maintained at the office of Corporation Service Company, 2711 Centerville Road — Suite 400, Wilmington, New Castle County, Delaware 19808 and said corporation shall be the registered agent of this corporation in charge thereof unless and until a successor registered agent is appointed by the Board of Directors.
     Section 2. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. All meetings of the stockholders shall be held at such place within or without the State as may be from time to time fixed or determined by the Board of Directors.
     Section 2. An annual meeting of the stockholders shall be held on a date and at a time and place to be determined by the Board of Directors, when they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.
     Section 3. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then in office. Such resolution shall state the purpose or purposes of the proposed meeting. Upon delivery to the secretary of the Corporation of said resolution, it shall be the duty of the secretary to call a special meeting of the stockholders to be held at such time, not more than sixty days thereafter, as the secretary may fix. If the secretary shall neglect to issue such call, the person or persons making the request may issue the call. At any special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.
     Section 4. Written notice of every meeting of the stockholders, specifying the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be served upon or mailed, postage prepaid, not less than ten nor more than sixty days before the date of the meeting unless a different period of notice is required by statute, to each stockholder entitled to vote thereat.
     Section 5. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 5. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than five (5) days in advance of the date of the Corporation’s annual meeting of the stockholders. A stockholder’s notice to the secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder who proposes such business, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 5. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5 and, if he should so determine, shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted.
     Section 6. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation, or by these Bylaws. The stockholders present in person or by proxy at a duly convened meeting may continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.
     Section 7. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.
     Section 8. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period; and, except where the Board of Directors has fixed, in advance, a record date, which shall not be more than sixty, nor less than ten days before the date of such meeting, the record date for determining stockholders entitled to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which the meeting is held.
     Section 9. Any action of the stockholders that may be taken at an annual or special meeting of the stockholders or by any class of stockholders when voting as a class at an annual or special meeting of such class of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Any written consent of the stockholders shall comply with the provisions of Section 228 of the Delaware General Corporation Law or any successor thereto, as the same may be amended from time to time, and notice of such written consent shall be given to the other stockholders of the Corporation as required by the Delaware General Corporation Law.
ARTICLE III
DIRECTORS
     Section 1. The number of directors which shall constitute the Board of Directors shall not be less than one (1) not more than nine (9) directors, which Board of Directors shall be elected by the stockholders at their annual meeting. The initial number of directors which shall constitute the Board shall be six (6). The Board of Directors may, by a vote of not less than a majority of the authorized number of directors, increase or decrease the number of directors from time to time without a vote of the stockholders provided, however, that any such decrease shall not eliminate any director then in office. At any time that the Corporation has a series or class of stock issued and outstanding that has the power, as a class, to elect a majority of the directors, then at any time that the Corporation has an even number of directors (including any vacancies), holders of any such series or class of stock representing a majority of the shares of such series or class shall have the right and power, at a meeting or by written action, to cause the number of directors to be increased to the next higher odd number (including any vacancies) and to fill the vacancy created thereby.
     Section 2. Except as provided in Section 1 or in this Section 2, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining number of the Board of Directors, though less than a quorum. Any vacancy resulting from the death, resignation, removal, or otherwise of any director that served as the representative of any series or class of stock of the Corporation that is entitled to elect a majority of the Board of Directors shall be filled by holders of any such series or class of stock representing a majority of the shares of such series or class.
     Section 3. Except for persons elected to the Board of Directors as representatives of any particular class of the Corporation’s stock and persons selected by the Board of Directors to fill a vacancy, only persons who are nominated in accordance with the procedures and qualifications set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation (other than as representatives of a particular class of the Corporation’s stock or persons selected to fill vacancies) may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than five (5) days in advance of the date of the Corporation’s annual meeting of the stockholders. Such stockholder’s notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or reelection as a director, the following information: (A) any legal proceedings to which the nominee is a party, (B) the name and address of the nominee, (C) the position, if any, that the nominee holds with the Corporation, (D) any arrangements between the nominating stockholder and the nominee regarding the nominee’s nomination to serve as a director, (E) any transactions of any kind between the Corporation and the nominee, (F) any indebtedness of any kind owed by the nominee to the Corporation or by the Corporation to the nominee, and (G) the number of shares of stock of the Corporation owned by the nominee; (ii) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all biographical, financial and other information, and all certifications, reports and submissions required by any regulatory agency with supervisory authority over the Corporation or any of its subsidiaries, or any successor to such a regulatory agency, with respect to the designation of a new director of a company regulated by such a regulatory agency; and (iii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation’s books, of such stockholder and (b) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The officer of the Corporation or other person presiding over the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he should so determine, shall so declare to the meeting, and the defective nomination shall be disregarded.
     Section 4. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised and, done by the stockholders.
     Section 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.
     Section 6. The first meeting of each newly elected Board of Directors shall be held at the same place as, and immediately following, the annual meeting of the stockholders unless the stockholders shall otherwise fix the time and place of such meeting at the annual meeting of stockholders at which such directors were elected, in which case such meeting shall be held at the time and place so fixed. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute such meeting, provided a majority of the whole Board of Directors shall be present. In the event such meeting is not held at such time and place as provided for above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of at least a majority of the Board of Directors at a duly governed meeting, or by unanimous written consent.
     Section 8. Special meetings of the Board of Directors may be called by the president on five (5) days’ notice to each director, either personally or by mail, by facsimile, by e-mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.
     Section 9. At all meetings of the Board of Directors, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be necessary for the acts of the Board of Directors, except as may be otherwise specifically provided by statute or the Certificate of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present.
     Section 10. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. The committee or committees designated shall keep regular minutes of its proceedings and report the same to the Board or Directors when required.
     Section 12. Directors shall not receive any stated salary for their services but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or at meetings of the executive committee; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 13. The entire Board of Directors or any individual director may be removed from office at any time by the affirmative vote of 66 2/3% of the then outstanding voting stock of the Corporation. Any director who have been elected as the representative of a particular class of the capital stock of the Corporation may be removed with or without cause by the vote of stockholders of that class of stock representing a majority of the shares of stock of that class without the necessity of holding a vote of the holders of the other classes or series of the outstanding capital stock of the Corporation.
     Section 14. At any time when any members of the Board are serving as representatives of the holders of the issued and outstanding Series A Convertible Preferred Stock or of the Series B Convertible Preferred Stock of the Corporation, the approval of a majority of the Board of Directors including a majority of the directors elected by the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock, as the case may be, shall be required for the following actions:
a.	Approval of the Corporation’s annual capital expenditure budget,

b.	Approval of the Corporation’s operating annual budget,

c.	Incurrence of indebtedness for money borrowed in excess of $300,000,

d.	Any merger of the Company with another entity or the acquisition by the Company of another entity or its assets,

e.	Any liquidation or dissolution of the Corporation or the sale of all or substantially all of the Corporation’s assets,

f.	Authorization, creation and/or issuance of a senior class or series of equity securities over the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or a parity class or series of equity securities,

g.	Amendments to the Certificate of Incorporation or the Bylaws of the Corporation,

h.	An increase or decrease in the size of the Board or Directors,

i.	Issuance of any equity securities exchangeable or exercisable for, or convertible into equity securities, other than the shares (including those covered by the Stock Option Plan) referred to in the Memorandum to which this is attached,

j.	Payment of any dividends on shares of Common Stock of the Corporation.
     Notice of such special voting requirements for the Board of Directors shall be placed on all certificates for the Corporation’s capital stock that are issued prior to the date that all shares of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock have been converted into common stock.
ARTICLE IV
NOTICES
     Section 1. Notices to stockholders shall be in writing and delivered personally or by mail to the stockholders at their addresses appearing on the books of the Corporation, except that, consistent with Section 232 of the Delaware General Corporation law, if any stockholder shall have consented to notice by electronic transmission (such as by facsimile, by e-mail or otherwise), then notice shall be given to such stockholder by such form of electronic transmission until the consent to delivery of electronic transmission shall have been revoked. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notices to directors. Notices to directors shall be given in the manner provided herein.
     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver therefor in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V
OFFICERS
     Section 1. The officers of the Corporation shall be chosen by the Board of Directors. The Corporation shall have a president, a vice president, a secretary, a treasurer and such other inferior or superior officers as the Board of Directors may determine, including a chairman of the Board of Directors, a vice-chairman of the Board of Directors and additional vice presidents, assistant secretaries and assistant treasurers.
     Section 2. The Board of Directors, at their first meeting, shall elect a president, who may but need not be a director, and, the Board of Directors shall also annually choose a vice president, a secretary and a treasurer who need not be members of the Board of Directors.
     Section 3. Any of the aforesaid offices may be held by the same person. Except for the office of president, secretary and treasurer, the Board of Directors, in its discretion, may leave vacant for such period of time as it may deem appropriate any office provided for in these Bylaws. The officers shall exercise such powers and duties as appointed by the Board of Directors.
     Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
     Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors,
     Section 6. The chairman of the Board of Directors, if any, or in his absence, the vice-chairman, if elected, shall preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The chairman and/or vice-chairman may be an executive officer of the Corporation, if so determined by the Board of Directors in which case the chairman or the vice-chairman shall be the chief executive officer of the Corporation unless otherwise provided in the resolution establishing such position(s).
     Section 7. The president shall be the chief executive officer of the Corporation if no chairman or vice-chairman has been elected as such, and in such event shall preside at all meetings of the stockholders, shall have general and active management of the business of the

Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. If a chairman or vice-chairman has been elected and designated as the chief executive officer, the president shall be the chief operating officer of the Corporation.
     Section 8. The chairman and/or president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution therefor shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
     Section 9. The vice president or, if there shall be more than one, the vice presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have much other powers as the Board of Directors or the president may from time to time prescribe, and each vice president shall, unless otherwise determined by the Board of Directors, shall report to the president.
     Section 10. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and or the Board of Directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.
     Section 11. The assistant secretary or, if there shall be more than one, the assistant secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 12. The treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors at its regular meetings or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 13. The assistant treasurer or, if there shall be more than one, the assistant treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI
CERTIFICATES OF SHARES — LOST CERTIFICATES —
STOCK TRANSFER MATTERS — DIVIDENDS
     Section 1. The certificates of shares of the Corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be.
     Section 2. Every share certificate shall be signed by the president and the secretary and shall be sealed with the corporate seal which may be facsimile, engraved or printed.
     Section 3. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate, shall have ceased to be such officer because of death, resignation or otherwise before, the certificate is issued, it may be issued, by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.
     Section 4. The Board of Directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken, When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.
     Section 5. Upon the surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 6. The Board of Directors may fix a time, not more than sixty nor less than ten days, prior to the date of any meeting of stockholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each stockholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice.
     Section 7. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.
ARTICLE VII
INDEMNIFICATION AND INSURANCE —
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS
     Section 1. The Corporation shall, to the fullest extent now or hereafter permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, lines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     Section 2. The Corporation shall, to the fullest extent now or hereafter permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. No such indemnification against expenses shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Section 3. Indemnification under Sections 1 and 2 of this Article shall be made by the Corporation when ordered by a court or upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.
     Section 4. Expenses incurred in defending a civil or criminal action, suit or proceeding of the kind described in Sections 1 and 2 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under those Sections that such person is to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.
     Section 5. The indemnification provided in this Article shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 6. Nothing herein contained shall be construed as limiting the power or obligation of the Corporation to indemnify any person in accordance with the Delaware General Corporation Law, as amended from time to time, or in accordance with any similar law adopted in lieu thereof, The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
     Section 7. The Corporation shall also indemnify any person against expenses, including attorneys’ fees, actually and reasonably incurred by him in enforcing any right to indemnification under this Article, under the Delaware General Corporation Law, as amended from time to time, or under any similar law adopted in lieu thereof.
     Section 8. Any person who shall serve as a director, officer, employee or agent of the Corporation or who shall serve, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to do so with knowledge of and in reliance upon the rights of indemnification provided in this Article, in the Delaware General Corporation Law, as amended from time to time, and in any similar law adopted in lieu thereof.

     Section 9. The Corporation shall have power but not the obligation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.
ARTICLE VIII
GENERAL PROVISIONS
     Section 1. The Board of Directors of the Corporation may adopt emergency Bylaws, subject to repeal or change by action of the stockholders, which shall be operative during any emergency resulting from warlike damage or attack on the United States or any nuclear or atomic disaster. The emergency Bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.
     Section 2. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are also directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, is (a) The material facts as to his interest and as to the contract or transaction are disclosed or known to the Board of Directors and the Board of Directors in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.
     Section 3. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorized a contract or transaction in the preceding section.
     Section 4. Dividends upon the shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the Certificate of Incorporation.
     Section 5. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sum as the directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 6. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 7. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     Section 8. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE IX
AMENDMENTS
     Section 1. To the extent permitted or not prohibited by law, these Bylaws may be altered, amended or repealed by a resolution of a majority of the Board of Directors or Shareholders.